Exhibit 5.1



                       David  M.  Loev,  Attorney  at  Law
                              2777  Allen  Parkway
                                  Suite  1000
                             Houston,  Texas  77019
                              713-524-4110  PHONE
                             713-524-4122  FACSIMILE


                                January 18, 2006

Board  of  Directors  of
FLEURS  DE  VIE,  INC.
206  East  Roosevelt
Boerne,  TX  78006


Re:  Form  SB-2  Registration  Statement

Gentlemen:

     You have requested that we furnished you our legal opinion with respect to the legality of the following described securities of Fleurs De Vie, Inc. (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.   255,500  shares  of  common  stock,  $0.001  par  value  (the  "Shares").

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

     Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                         Sincerely,
                                         David  M.  Loev


                               /s/  David  M.  Loev,  Attorney  at  Law

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